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                                                                      EXHIBIT 21
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                               TANDYCRAFTS, INC.


       Significant Subsidiaries of Tandycrafts, Inc. as of June 30, 1999
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                                                  Jurisdiction
                                                       of
      Subsidiary's Legal Name                  Doing Business As             Incorporation
------------------------------------  ------------------------------------  ---------------

     Development Association, Inc.    J-Mar Associates                      Texas, U.S.A.
     Sav-On, Inc.                     Sav-On Office Supplies                Texas, U.S.A.
     TAC Holdings, Inc.               Delaware, U.S.A.
     Tandyarts, Inc.                  Impulse Designs/ Hermitage Fine Arts  Nevada, U.S.A.
     Licensed Lifestyles, Inc.        Tag Express/Birdlegs                  Nevada, U.S.A.
     Cargo Furniture, Inc.            Cargo Furniture                       Nevada, U.S.A.
     Tandycrafts de Mexico,
      SA de C.V.                      Magee Mexico                          Durango, Mexico

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     Each of the corporations listed is a direct subsidiary of Tandycrafts,
Inc., which owns 100% of the voting securities of each, except for TAC Holdings, Inc. which is 100% owned by Tandycrafts, Inc. and its various subsidiaries.
Each of the above subsidiaries is included in the Tandycrafts, Inc. Consolidated Financial Statements for fiscal 1999.